Exhibit 10.1

This agreement is stamp duty extempted pursuant to § 33 TP 19 para 4 no 3 GebG.

MULTIPURPOSE CREDIT LINE AGREEMENT NO. 015023-510-01

entered into on October 12, 2006 by and between:

Fortis Bank SA/NV, Austrian Branch with it register office at Technologicstraße 8, 1120 Wien, Austria entered into Commerce Register maintained by the Republic of Austria, under No. FN 263765, hereinafter referred to as the “Bank”, represented by:

1) Andrea Vaz-König, Business Center Manager

2) Alfred Wunderl-Auner, Chief Accountant

and

Carey Agri International Poland Spólka z ograniczone odpowiedzialnosia (limited liability company), with its registered office in 00-690 Warszawa, ul. Bokserska 66A, entered into the District Court for the capital city of Warsaw, XX Commercial Division of the National Court Register under KRS no. 51098, (hereinafter referred to as “the Borrower”), represented by:

1)	WILLIAM V. CAREY

2)	_________________________________________________________________

with the contents established below and in the “Fortis Bank Polska S.A. Loan and Collateral Regulations” (the “Regulations”):

1.	Credit limit: up to aggregate total amount of PLN 350,000,000.00 (say: three hundred fifty million zlotys)

2.	Permissible forms of financing, their respective credit limits, likewise limits for particular currencies are specified in Enclosure No.1 hereto.

3.	Financing term: until February 15, 2007

4.	Current credit term: until February 15, 2007

5.	Interest due date: the fifth day of each calendar month. The last loan interest instalment shall be due on the last day of the financing term (it does not apply to financing in the form of a guarantee credit line).

6.	Commission for the first current credit term: NONE

7.	Other fees are specified in Enclosure No. 1 hereto.

8.	Account at the Bank which should be credited with respective dues: Account of Fortis Bank Brussels (BIC: GEBABEBB) favour Fortis Bank Austria (BIC: GEBAATWW) IBAN: BE13 2911 1967 2839, allocated ref: “CUST No. 015023, Carey Agri International PLN 350,000,000.00 dd. 12.10.2006”.

9.	Collateral securing the respective dues is as follows:

a)	Promissory notes issued by Carey Agri International – Poland Sp.z o.o. and MTC Sp.z.o.o., Miro Sp. z o.o., Delikates Sp. z o.o., Multi Ex SA, Panta Hurt Sp.z o.o., Polskie Hurtownie Alkoholi Sp. z o.o., Astor Sp. z o.o., Imperial Sp. z o.o., Polnis-Dystrybucja Sp.z o.o., Dako Galant PHP Sp. z o.o., Onufry Sp. z o.o., Fine Wine & Spirits Sp z o.o., PWW Sp. z o.o., Saol Dystrybucja Sp. z o.o., Przedsiebiorstwo Dystrybucji Alkoholi AGIS Sp. z.o.o, Damianex SA, Krokus Sp.z.o.o., BOLS Sp. z o.o.

10.	The Bank, without the need to obtain a separate instruction from the Borrower, shall use the permissible form of financing, i.e. the non-revolving facility to repay any receivables due under bank guarantee issued (change of the financing forms utilization). In the case that the respective amounts of receivables to be covered and the credit amount are in a different currencies, the repayment of such receivables shall be made upon currency conversion.

11.	Other credit disbursement conditions:

a)	As regards the establishment of the legal collateral, the condition for the first loan disbursement and issue of guarantee is as follows.

–	Establishment of the collateral referred to in item 9, section “a”

b)	Other conditions are stipulated in the Regulations

c)	The condition necessary for the first loan disbursement is a submission of the loan drawdown instruction along with a statement of “ING Securities S.A.”, an organiser of a public call to purchase shares referred to in item 12, section “a”, confirming the due amount. If the disbursement amount will be lower than the amount in the submitted drawdown instruction, the Borrower shall pay the remaining amount and submit to the Bank a confirmation of the made payment together with the loan drawdown instruction.

d)	The loan may be disbursed only and exclusively into bank account no. PL27 1050 0086 1000 0022 0058 2167, SWIFT; INGB PL PW maintained by ING Bank Slaski S.A., Branch in Warsaw in favour of ING Securities S.A. based at Plac Trzech Krzyzy 10/14, 00-499 Warszawa

e)	Each disbursement of the non-revolving loan automatically decreases the amount of the sum of guarantees issued under this Agreement.

f)	In order to issue a guarantee the borrower shall submit an instruction to grant bank guarantee.

12.	Additional stipulations of the Agreement:

a) The credit limit is earmarked for financing the transaction of a purchase of 27% of shares of POLMOS BIALYSTOK S.A., joint-stock stock company organised under Polish law, based at ul. Elcwatorska 20, 15-950 Bialystok, however under the guarantee credit line, guarantees to secure public call organised by ING Securities S.A. based at Plac Trzech Krzyzy 10/14, 00-499 Warszawa, (“ING Securities S.A.”) may be issued, the specimen of which constitutes Enclosure no. 2 and for the non-revolving loan, which may be used to pay for the shares referred to above.

b) The non-revolving loan may be disbursed until February 15, 2007.

13.	The Borrower hereby represents that he has received, read and fully understood the Regulations, likewise hereby confirms any authorizations (powers of attorney) for the Bank, and further represents that any his statements (or statements related to him) and assurances are true, complete and reliable on the day of the Agreement signature and on each day he will make credit drawdown instructions.

14.	The Regulations make an integral part hereof. Any terms and expressions not defined herein shall be explained based on the definitions set in the Regulations. Should any discrepancies arise between the Agreement and the Regulations, the provisions hereof shall prevail. All references to the Bank or to Fortis Bank Polska S.A. in the Regulations should be interpreted as references to Fortis Bank SA/NV, Austrian Branch.

15.	This Agreement shall be subject to Polish law.

16.	Any disputes arising out of this Agreement shall be settled in compliance with Polish law, and the Parties hereto submit to the exclusive jurisdiction of the court in Warsaw in Poland.

17.	This Agreement has been drawn up in two original copies, one for the Borrower and one for the Bank.

The Borrower hereby gives his/her consent to furnish any information related to the credit and the Borrower, obtained by the Bank during negotiations pertaining to conclusion and performance of this Agreement, to Fortis Bank Polska S.A. with its registered seat in Warsaw, Fortis Lease Polska Sp. z o.o. with its registered office in Warsaw and Fortis Private Investments Polska S.A. with its registered office in Warsaw, likewise to other entities of Fortis Bank Group*. The Bank is allowed to provide such information both in the course of this Agreement and after its expiry.

The Bank hereby informs the Borrower that the Bank may forward any information related to the credit to the Interbank Economic Information system – Banking Register (MIG-BR) administered by the Polish Bankers Association, likewise that the Bank may disclose any data gathered in the MIG-BR system to economic information bureaus that operate under Act of February 14, 2003 on disclosing economic information (Journal of Laws No. 50, item 424 as amended) based on applications of such bureaus and to the extent specified therein.

*)	Information on Fortis Bank Group entities is available at: www.fortisbank.com.pl

FORTIS BANK SA/NV	CAREY AGRI INTERNATIONAL
Niederlassung Österreich	POLAND Sp. z o.o.
Euro Plaza / D	ul. Bokserska 66A. 02-690 Warszawa
Wienerbergstrange 41	Tel: (22) 455 18 00 Fax: (22) 455 18 10
1120 Wien, Austria

/s/ Andrea Vaz-König, /s/ Alfred Wunderl-Auner	/s/ William V. Carey
Stamp and signatures for the Bank	Company stamp and signatures of representatives authorized to assume financial obligations on behalf of the Borrower

The signature of the Borrower has been affixed in my presence.

/s/ Dorota Pruszkowska	/s/ Dorota Pruszkowska
name and surname of the Bank employee	signature of the Bank’s employee

Appendix No. 1 to Multipurpose Credit Line Agreement.

Form of financing		CURRENCY
		EUR	USD	PLN
	Exposure limit			350,000,000.00

Non-revolving credit	Base interest rate			WIBOR 1M

	Margin			1.25%

	Exposure limit			350,000,000.00

	Past due debt interest rate			Doubled WIBOR 1M

	Margin			2.50%

Guarantee credit line (non-revolving)	Commission for the issued guarantee

•   0.1% (say: 10/100 percent) on a guarantee amount, for each commenced month of the guarantee validity, however, for the first time the commission is paid on a day of bank guarantee issuance and the subsequent ones in monthly periods.

FORTIS BANK SA/NV	CAREY AGRI INTERNATIONAL
Niederlassung Osterreich	POLAND Sp. z o.o.
Euro Plaza / D	ul. Bokserska 66A, 02-690 Warszawa
Wienerbergstrage 41	Tel: (22) 455 18 00 Fax: (22) 455 18 10
1120 Wien, Austria

/s/ Andrea Vaz-König /s/ Alfred Wunderl-Auner	/s/ William V. Carey
Stamp and signatures for the Bank	Company stamp and signatures of representatives authorized to assume financial obligations on behalf of the Borrower

The signature of the Borrower has been affixed in my presence.

/s/ Dorota Pruszkowska	/s/ Dorota Pruszkowska
name and surname of the Bank employee	signature of the Bank’s employee

Appendix No. 2 to Multipurpose Credit Line Agreement.

BANK GUARANTEE

No.

ING Securities S.A.

Plac Trzech Krzyzy 10/14,

00-499 Warszawa

________________________

(BENEFICIARY)

Vienna, 12th of October 2006

Further to the planned tender offer (“TENDER OFFER”) to buy shares of POLMOS BIAŁYSTOK S.A. joint stock public company organized under Polish law with its seat at Elewatorska street no 20, 15-950 Bialystok, Poland by CAREY AGRI INTERNATIONAL POLAND SP. Z O.O., organized under the Polish law with its seat in Bokserska 66A, 02-690 Warsaw, Poland, we, Fortis Bank S.A./NV, Austrian Branch at Technologiestrasse 8, 1120 Wien, Austria, (the “BANK”), hereby guarantee irrevocably, unconditionally up to the maximum amount of:

PLN 350,000,000.00 (say: three hundred and fifty million POLISH ZLOTYS)

to secure obligations arising from the TENDER OFFER, including the payment of the purchase price, to buy shares of Polmos Bialystok.

Claims, if any, under the GUARANTEE will be honored on your first written demand, stating that CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. has not fulfilled its obligations under the Tender Offer, without objection in respect of such obligations and without investigating or reviewing the reasons or grounds of such demand.

Each payment of CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. on the account no: PL27 1050 0086 1000 0022 0058 2167, SWIFT: INGB PL PW owned by ING Securities S.A. Plac Trzech Krzyzy 10/14, 00-499 Warsaw related to the purpose of issuing the guarantee (payment of purchase price of shares of POLMOS BIAŁYSTOK SA) will automatically reduce the amount of the guarantee.

This GUARANTEE is valid for the period starting from the announcement date of the tender up to 1 February 2007. The GUARANTEE expires fully and automatically in case of: (i) your request for payment under the GUARANTEE has not been presented to our Bank within the GUARANTEE validity period or, (ii) return to us of the original of the GUARANTEE, and (iii) payment of the maximum amount of the GUARANTEE.

For identification purposes your demand for payment along with the statement that CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. has not fulfilled its obligations under the Tender Offer must be sent by SWIFT or through the agency of another bank confirming that the signatures on the aforesaid documents have been put by authorized persons.

Should the amount due for the BENEFICIARY get reduced, among other reasons as a result of a partial payment of the amount due whose full payment is secured by this GUARANTEE, the total amount of this GUARANTEE decreases proportionally to the reduced amount secured by this GUARANTEE.

Any rights arising from this GUARANTEE may not be assigned in favor of any third party without our prior written consent, otherwise such assignment shall be deemed null and void.

This Agreement shall be subject to Polish law. Any disputes arising out of this GUARANTEE shall be settled in compliance with Polish law, and the Parties hereto submit to the exlusive jurisdiction of the court in Warsaw in Poland.

I accept the model of the guarantee	CAREY AGRI INTERNATIONAL
POLAND Sp. z o.o.
ul. Bokserska 66A, 02-690 Warszawa
Tel: (22) 455 18 00 Fax: (22) 455 18 10

/s/ William V. Carey
Company stamp and authorized signatures

Appendix No 2 to Multipurpose Credit Line Agreement.

to assume financial obligations on behalf of the Borrower

The signature of the Borrower has been affixed in my presence.

/s/ Dorota Pruszkowska
name and surname of the Bank employee